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               NATIONAL MEDICAL ENTERPRISES, INC.

                   LIMITED WAIVER AND CONSENT
                  TO FIRST AMENDED AND RESTATED
          LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT


          This LIMITED WAIVER AND CONSENT TO FIRST AMENDED AND RESTATED LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (this "Waiver") is dated as of April 13, 1994 and entered into by and between National Medical Enterprises, Inc., a Nevada corporation ("Company"), and The Sanwa Bank Limited, Dallas Agency (the "Bank"), and is made with reference to that certain First Amended and Restated Letter of Credit and Reimbursement Agreement dated as of October 1, 1993 (as now in effect, the "L/C Agreement"), by and between the Company and the Bank. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the L/C Agreement.


                            RECITALS

          WHEREAS, the Company has requested that the Bank (A) waive compliance with certain covenants set forth in the L/C Agreement to permit the Company (i) to enter into a certain Credit Agreement, dated as of April 13, 1994, among the Company, the banks parties thereto and Morgan Guaranty Trust Company of New York, as Issuing Bank and Agent (as amended or otherwise modified from time to time, the "Morgan Agreement"), (ii) to repay in full all indebtedness owed by the Company under that certain Seventh Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 15, 1993, among the Company, the banks named therein and Bankers Trust Company, and (iii) to fail to comply (but only to the extent provided herein) with certain financial and other negative covenants contained in the L/C Agreement (it being understood that the waivers contemplated by this clause (iii) will constitute, without further action, the necessary waivers in respect of the matters addressed in clauses (i) and (ii) above), and (B) waive compliance with Section 4.1(a) of the L/C Agreement insofar, but only insofar, as such Section requires the payment of a Letter of Credit Fee in excess of the amounts set forth in Section 1 below;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

          Section 1.LIMITED WAIVER AND CONSENT.

          Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Company herein contained, the Bank hereby (A) waives compliance, on and after the Waiver Effective Date (as hereinafter defined), by the Company with the provisions of Sections 8.1-8.15, inclusive, of the L/C Agreement so long and only so long as no Event of Default (as defined in the Morgan Agreement) shall occur and be continuing
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under the Morgan Agreement, and (B) waives compliance by the Company with the provisions of Section 4.1(a) of the L/C Agreement insofar, but only insofar, as such Section requires the payment of a Letter of Credit Fee (i) in excess of 1.00% per annum, during the period from and including April 13, 1994 to but excluding July 12, 1994, or (ii) in excess of 1.25% per annum, at any time on or subsequent to July 13, 1994.

          Section 2.CONDITIONS TO EFFECTIVENESS

          Section 1 of this Waiver shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Waiver Effective Date"):

          A. The Bank shall have received waivers or amendments to each of the agreements listed on Exhibit A hereto, in each case in form and substance satisfactory to the Bank, which shall waive the covenants set forth in such agreements analogous to the covenants set forth in Sections 8.1-8.15, inclusive, of the L/C Agreement so that, upon giving effect thereto, such covenants are not more restrictive than the analogous covenants set forth in the L/C Agreement, as modified by this Waiver (the "Modified Agreement");

          B. The Bank shall have received from Morgan Guaranty Trust Company of New York ("Morgan Guaranty") irrevocable letters of credit, issued for the account of the Company and for the benefit of the Bank, in amounts not less than $72,440,000 and $24,060,000, respectively, and otherwise in form and substance satisfactory to the Bank;

          C. The Bank shall have received from Davis Polk & Wardwell, counsel for Morgan Guaranty, a legal opinion in form and substance satisfactory to the Bank, together with a letter from Morgan Guaranty directing such counsel to issue such legal opinion to the Bank; and

          D. On or before the Waiver Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby shall be satisfactory in form and substance to the Bank and its counsel, and the Bank or such counsel shall have received all documents as the Bank may reasonably request.

          Section 3.COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce the Bank to enter into this Waiver, the Company represents and warrants to the Bank that the following statements are true, correct and complete as of the Waiver Effective Date:

          A. Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into this Waiver and to carry out the transactions contemplated by, and to perform its obligations under, the Modified Agreement.
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          B.   Authorization of Agreements.  The execution and delivery
of this Waiver and the performance of the Modified Agreement have been duly authorized by all necessary corporate action on the part of the Company.

          C. No Conflict. The execution and delivery by the Company of this Waiver, the performance by the Company of the Modified Agreement and the consummation by the Company of the transactions contemplated by the Morgan Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries, (ii) after giving effect to the waivers set forth in Section 1 hereof, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any contractual obligation of the Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, except the Lien granted by the Company with respect to its pledge of the capital stock of NME Hospitals, Inc. as security for its obligations in respect of the Morgan Agreement (the "Stock Pledge"), or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Company or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Waiver Effective Date and disclosed in writing to the Bank.

          D. Restrictive Covenants. After giving effect to the waivers set forth in Section 1 above, neither the Company nor any of its Subsidiaries is a party to any agreement, other than the Morgan Agreement, containing covenants with respect to the subject matters of Sections 8.1-8.15, inclusive, of the L/C Agreement that are more restrictive than the covenants set forth in the Modified Agreement.

          E. Governmental Consents. The execution and delivery by the Company of this Waiver and the performance by the Company of the Modified Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

          F. Binding Obligation. This Waiver has been duly executed and delivered by the Company and the Modified Agreement is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          G.   Incorporation of Representations and Warranties From
L/C Agreement. The representations and warranties contained in Section 6.1 of the L/C Agreement are and will be true, correct and complete in all material respects on and as of the Waiver Effective Date to the same extent (except that for purposes of this Section 3G, the reference to May 31, 1993 in Section 6.1(b) of the L/C Agreement shall be deemed to be
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February 28, 1994 and the references to Liens permitted by Section 8.2 of the L/C Agreement in Section 6.1(h) of the L/C Agreement shall be deemed to include the Liens under the Stock Pledge) as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          H. Absence of Default. After giving effect to this Waiver, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Waiver that would constitute an Event of Default or a Default. Prior to giving effect to the waivers set forth in Section 1 above, no event has occurred and is continuing that
(a) would constitute an Event of Default or Default under Section 8.6, 8.7,
8.9 or 8.11 of the L/C Agreement, except as a result of the charge to earnings in an amount not in excess of $375,000,000 for a reserve against liabilities in respect of certain Federal and state governmental investigations reflected on the unaudited balance sheet of the Company and its Consolidated Subsidiaries as at February 28, 1994, or (b) would otherwise constitute an Event of Default or Default.

          I. Collateral. Except for the Stock Pledge, neither the Company nor any of its Subsidiaries has provided, or has any present intention to provide, any collateral to or for the benefit of Morgan Guaranty or any other Person under or in connection with the Morgan Agreement.

          J. Financial Information. The unaudited balance sheet of the Company and its Consolidated Subsidiaries as at February 28, 1994, and the related unaudited consolidated statements of income, cash flows and changes in common stock and other stockholders' equity, copies of which have been furnished to the Bank, are true, complete and correct and fairly present the consolidated financial condition of the Company and the Consolidated Subsidiaries as at such date and the consolidated results of their operations and their cash flows for the period then ended. There has been no material adverse change in the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, since February 28, 1994.


          Section 4.WAIVER FEE. On April 14, 1994 the Company shall pay to the Bank, in immediately available funds, the sum of $239,125 as partial consideration for the waivers set forth in Section 1 above.

          Section 5.MISCELLANEOUS

          A. Reference to and Effect on the L/C Agreement and the Bond Documents; Limitation of Waivers.

               (1)  On and after the Waiver Effective Date, each
     reference in the L/C Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the
     L/C Agreement, and each reference in the Bond Documents to
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     the "L/C Agreement", "thereunder", "thereof" or words of like import referring to the L/C Agreement shall mean and be a reference to the Modified Agreement.

               (2) Except as specifically waived hereby, the L/C Agreement and the Bond Documents shall remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the L/C Agreement. Without limiting the generality of the foregoing, the waivers set forth in Section 1 above shall be limited precisely as written and shall relate only to the Company's noncompliance with Sections 8.1-8.15, inclusive, of the L/C Agreement (and then so long and only so long as no Event of Default (as defined in the Morgan Agreement) shall occur and be continuing under the Morgan Agreement), and nothing in this Waiver shall be deemed (a) to constitute a waiver of compliance by the Company with respect to any other provision or condition of the L/C Agreement or (b) to prejudice any right or remedy that the Bank may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Waiver) or may have in the future under or in connection with the L/C Agreement or any other instrument referred to therein.

          B. Fees and Expenses. The Company acknowledges that all costs, fees and expenses as described in Section 10.4 of the L/C Agreement incurred by the Bank and its counsel with respect to this Waiver and the documents and transactions contemplated hereby shall be for the account of the Company.

          C. Headings. Section and subsection headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose or be given any substantive effect.

          D.   Applicable Law.  THIS WAIVER SHALL BE GOVERNED BY, AND
SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          E. Counterparts; Effectiveness. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Upon the satisfaction of the conditions set forth in Section 2, this Waiver shall be deemed effective as of the date hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
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NATIONAL MEDICAL ENTERPRISES, INC.



By:         /s/
Name:     Terence P. McMullen
Title:    Vice President


THE SANWA BANK LIMITED,
DALLAS AGENCY



By:         /s/ Blake Wright
Name:       Blake Wright
Title:      Assistant Vice President
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                                                       Exhibit A



                        OTHER AGREEMENTS



Overdraft Financing Facility Agreement, dated as of December 16, 1992, between the Company and Bank of America N.T. & S.A., as amended by the First Amendment thereto, dated as of September 27, 1993

Advance Account Agreement, dated as of December 17, 1992, between the
       Company and Bank of America N.T. & S.A., as amended by the First Amendment thereto, dated as of September 27, 1993

First Amended and Restated Master Loan Agreement, dated as of January 25,
       1990, among the Company, certain subsidiaries and affiliates of the Company, and MP Funding Corporation, as amended by that certain Amendment No. 1 thereto, dated as of November 2, 1993.

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